CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedules of Financial Industries Corporation, and management’s report on the effectiveness of internal control over financial reporting, dated May 30, 2007, appearing in the Annual Report on Form 10-K of Financial Industries Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Dallas, Texas
August 14, 2007